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Merry-Go-Round
Enterprises, Inc.
January 11, 1994
Page #


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               THE CIT GROUP/BUSINESS CREDIT, INC.
                   1211 Avenue of the Americas
                   New York, New York  10036



                         January 11, 1994



Merry-Go-Round Enterprises, Inc.
3300 Fashion Way
Joppa, Maryland  21085-3205
Attention:  Mr. Isaac Kaufman
             Chief Financial Officer

           Re:  DIP Financing Commitment

Dear Mr. Kaufman:

           Reference is made to the letter of even date herewith (the "Commitment Letter"), from The CIT Group/Business Credit, Inc. ("CIT") to Merry-Go-Round Enterprises, Inc. (the "Parent") and each of its wholly-owned subsidiaries party thereto (collectively, the "Subsidiaries") concerning a $125 million debtor-in-possession revolving credit facility (the "Financing Facility") proposed to be made available by CIT to the Parent, as debtor-in-possession. All capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Commitment Letter. This letter will supplement the Commitment Letter by setting forth the arrangement relating to compensation for certain services rendered and to be rendered by CIT.

           The Companies agree, jointly and severally, to pay to CIT a non-refundable facility fee in connection with the Financing Facility (the "Facility Fee") of $1,250,000. The Companies have previously advanced to CIT $275,000, (i) $150,000 of which constitutes a deposit (the "Deposit") to fund the Expenses incurred by CIT and (ii) $125,000 of which constitutes a non-refundable up-front fee (which CIT shall credit against the Facility Fee upon the approval of the Interim Order by the Bankruptcy Court). If less than $150,000 of Expenses are incurred by or on behalf of CIT prior to the date on which the Bankruptcy Court approves the Interim Order, the unused portion of the Deposit will be returned to the Companies.

           The balance of the Facility Fee shall be payable as follows:

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        (i)     on the date the Commitment Letter is executed
                and delivered to CIT by the Companies, the Companies shall pay $200,000 to CIT;

       (ii) on the date the Bankruptcy Court enters the Interim Order, the Companies shall pay $325,000 to CIT; and

       (iii) on the date the Bankruptcy Court enters the Final Order, the Companies shall pay $600,000 to CIT; provided, however, that if the entry of the Final Order occurs prior to the entry of the Interim Order, $925,000 shall be paid to CIT on the date of entry of the Final Order.

           It is acknowledged and agreed that references to "this commitment letter" contained in the indemnification paragraph of the Commitment Letter are understood to refer to the Commitment Letter as supplemented by this letter.

           Each of the Companies agrees not to make any public or private disclosure to third parties (other than its advisors from whom it shall obtain their agreement not to make further disclosure or as required by any governmental agency or representative thereof or pursuant to legal process) of this letter or its contents until such time as CIT may consent to such disclosure.

           This letter shall be governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof, and shall be binding upon the Companies and CIT and their respective successors and assigns. This letter may only be amended, modified or waived in a writing signed by the parties hereto.

           CIT's offers contained in this letter and in the Commitment Letter can only be accepted by your acceptance and execution of both such letters on or before January 14, 1994.

           If you are in agreement with the foregoing, please sign and return an enclosed counterpart of this letter concurrently with the execution and delivery of the Commitment
Letter.

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
           This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.

                               Very truly yours,

                               THE CIT GROUP/BUSINESS CREDIT, INC.


                               By:
                                  Name:
                                  Title:


Agreed and accepted on
January   , 1994.

MERRY-G0-ROUND ENTERPRISES, INC.


By:/s/
Name:
Title:


MGRR, INC.


By:/s/
   Name:
   Title:


MGR DISTRIBUTION CORPORATION


By:/s/
   Name:
   Title:



4173/BLUSEC

man/15386/dip-comm.lt2